UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 11, 2008 (June 11, 2008)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including areacode)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Amendment of Supply Agreement

The Company previously entered into a Supply Agreement with Adams Granite Co. on January 11, 2002, which was amended on January 1, 2004, and on January 16, 2007 (the “Supply Agreement”). Pursuant to the Supply Agreement, which would have expired on January 10, 2009, the Company was obligated to purchase a minimum of $2,225,000 of product from Adams during each of 2007 and 2008. For the year ended December 31, 2007, the Company did not meet the minimum purchase requirement. On June 11, 2008, the parties entered into Amendment No. 3 to the Supply Agreement (the “Amendment”) pursuant to which Adams waived its rights and remedy for the Company's failure to meet the minimum order requirements for 2007 and revised the minimum order requirements to $1,150,000 for 2008. The parties agreed to extend the term of the Supply Agreement by an additional year to January 10, 2010 and the Company has agreed to a minimum purchase for the extended term of $1,200,000 plus any shortfall from the revised 2008 minimum purchase.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the Amendment No. 3 to Supply Agreement attached hereto as Exhibit 10.1 and incorporated by reference hereof.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Amendment No. 3 to Supply Agreement dated June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: June 11, 2008	By:/s/Laura A. Plude Laura A. Plude, Vice President/CFO

Exhibit Index
Number	Description

10.1	Amendment No. 3 to Supply Agreement dated June 11, 2008.